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                                                                   Exhibit 10.10
                                 PROMISSORY NOTE


$252,633.44                                                    January 16, 2000


                  For value received, William J. Mercurio ("Executive") promises to pay to the order of Orius Corp., a Florida corporation (the "Company"), at its offices in West Palm Beach, Florida, or such other place as designated in writing by the holder hereof, the aggregate principal sum of $252,633.44 on the earlier of (i) December 15, 2004, or (ii) the date on which Executive is no longer employed by the Company or any of its Subsidiaries for any reason. This "Note" is issued pursuant to Executive's purchase of Company Common Stock in accordance with Paragraph 4 of Executive's Senior Management Agreement, dated as of November 8, 1999.


                  Interest shall accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) the applicable federal rate on the date hereof (which the Company and Executive acknowledge is 5.88% per annum), compounded annually, or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable.


                  The amounts due under this Note are secured by a pledge of 188,810 shares of the Company's Common Stock, par value $.01 per share (the "Collateral") pursuant to a pledge agreement of even date herewith (the "Pledge Agreement").

                  Executive hereby acknowledges that this Note is a full recourse note and that the Executive shall have personal liability with respect to any amounts owed under this Note.

                  In the event Executive fails to pay any amounts due hereunder when due, Executive shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

                  Executive, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder.




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                  This Note shall be governed by the internal laws, not the laws of conflicts, of the State of Florida.


                                                     /s/ William J. Mercurio
                                                     ---------------------------
                                                     WILLIAM J. MERCURIO